Exhibit 23.1

PKF Littlejohn LLP

Our ref	47176/MRL
Your ref

DDI	020 7516 2208
Email	mling@pkf-littlejohn.com

July 3, 2019

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement on Form S-1 of Oranco Inc. of our report dated September 28, 2018, relating to our audits of the financial statements of Oranco Inc as of and for the years ended June 30, 2017 and 2018. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement on Form S-1.

/s/ PKF Littlejohn LLP

For and on behalf of

PKF Littlejohn LLP

July 3, 2019